EXHIBIT 10.1

                   STOCK ISSUANCE AND PLAN FUNDING AGREEMENT

      THIS STOCK ISSUANCE AND PLAN FUNDING AGREEMENT (the "Agreement") is entered into as of the 1st day of December 2006, by and between ICON INTERNATIONAL HOLDINGS, INC., a Florida corporation ("Icon") and KENNETH A. WELT, solely in his capacity as Chapter 11 Trustee (the "Trustee") for and on behalf of the bankruptcy estate of FALCON AIR EXPRESS, INC., a Florida corporation ("Falcon").

                             PRELIMINARY STATEMENTS

      WHEREAS, Icon is a development stage company engaged in the business of operating newly configured leased aircraft to provide business class commercial airline services;

      WHEREAS, Falcon is engaged in the commercial airline business and owns all of the Assets, which consist of all of the assets associated with, necessary or desirable for the operation of the Business;

      WHEREAS, Falcon filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on May 10, 2006 ("Petition Date") with the Bankruptcy Court (the "Bankruptcy Case");

      WHEREAS, on June 26, 2006, Kenneth A. Welt was appointed as the Chapter 11 Trustee and has been operating Falcon since his appointment;

      WHEREAS, on May 22, 2006, the Office of the United States Trustee appointed the Official Committee of Unsecured Creditors (the "Committee");

      WHEREAS, subject to the terms and conditions of the Agreement, the Trustee intends to propose a Plan pursuant to which, among other things, Icon will acquire all of the capital stock of the Reorganized Falcon (the "Falcon Shares"); and

      WHEREAS, Icon wishes to acquire the Falcon Shares pursuant to and in accordance with the Bankruptcy Code, the Plan and subject to the terms and conditions contained in this Agreement and the Plan;

      NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing preliminary statements are true and correct and further agree as follows:

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                                   AGREEMENT

      1. PRELIMINARY STATEMENTS. All of the foregoing Preliminary Statements are true and correct and hereby incorporated into this Agreement.

      2. CERTAIN DEFINITIONS. The following terms as used in this Agreement shall have the meanings set forth below; capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Plan or the Disclosure Statement. Such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context requires otherwise. As used herein:

            (a) "Agreement" shall mean this Stock Issuance and Plan Funding Agreement, including the Exhibits, Schedules and attachments hereto.

            (b) "Affiliate" of a Person shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

            (c) "Assets" shall mean all of the properties and assets (other than the Excluded Assets) of every kind and nature, real, personal or mixed, tangible or intangible, wherever located, owned by the Falcon, and associated with, necessary or desirable for the operation of the Business.

            (d) "Bankruptcy Code" shall mean title 11 of the United States Code, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Case.

            (e) "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of Florida (Miami Division) or, if such court ceases to exercise jurisdiction over the Chapter 11 Case, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case.

            (f) "Business" shall mean any and all business activities of Falcon, including, but not limited to, the operation of a FAA 121 Certificated commercial airline charter service.

            (g) "Business Relationships with Government or Regulatory Authorities" shall mean any contract or relationship with a governmental unit, agency or Affiliate relating to the Business to which Falcon is a party.

            (h) "Chapter 11 Case" shall mean the case under Chapter 11 of the Bankruptcy Code commenced by Falcon pursuant to a Voluntary Petition filed May 10, 2006 in the Bankruptcy Court (Case No. 06-11877-BKC-AJC), which is also jointly administered with the bankruptcy case of MAJEL Aircraft Leasing Corp. (Case No. 06-11878-BKC-AJC).

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            (i)   "Closing" shall mean the closing of the transaction
contemplated by this Agreement and the issuance of the Falcon Shares.

            (j) "Closing Date" shall mean the date which is the 11th day following the docketing of the Confirmation Order or sooner at Icon's election. The Closing Date may be extended by the mutual written agreement of the Trustee and Icon.

            (k) "IRC" shall mean the Internal Revenue Code of 1986, as amended.

            (l) "Committee" shall mean the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case on May 22, 2006 by the Office of the United States Trustee, as the membership of such committee is constituted and reconstituted as representatives for the Falcon Creditors.

            (m) "Confirmation Order" shall mean the order entered by the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Court as set forth in Section 17 of this Agreement.

            (n) "Consideration" shall mean the aggregate consideration for the Falcon Shares as set forth in Section 9 of this Agreement.

            (o) "Contracts" shall mean the executory contracts and unexpired leases to which Falcon is a party relating to the Business which may be assumed by Falcon pursuant to the Plan. Attached hereto as Schedule 1 and made a part hereof is a list of Contracts prepared to the best of the Trustee's actual knowledge, along with the estimated cure amounts prepared in reliance upon Falcon's books and records.

            (p) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or other arrangement, as trustee or executor, or otherwise.

            (q) "Deposit" shall mean an aggregate deposit in an amount equal to $500,000 to be delivered by Icon as set forth in Section 7 of this Agreement.

            (r) "Disclosure Statement" shall mean Trustee's Disclosure Statement in Support of Trustee's Chapter 11 Plan of Reorganization, along with all exhibits, appendices, schedules and annexes attached thereto, as such Disclosure Statement may be altered amended, supplemented or modified from time to time, prepared and distributed in accordance of the Bankruptcy Code.

            (s)   "DOJ" shall mean the United States Department of Justice.

            (t)   "DOT" shall mean the United States Department of
Transportation.

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            (u)   "Excluded Assets" shall have the meaning set forth in Section
4 of this Agreement.

            (v) "FAA" shall mean the United States Federal Aviation Administration.

            (w) "Falcon" shall have the meaning set forth in the preamble of this Agreement.

            (x) "Falcon Creditors" shall mean all creditors holding allowed general unsecured non-priority claims against Falcon.

            (y) "Falcon Shares" shall have the meaning set forth in the Preliminary Statements of this Agreement.

            (z) "Governmental Action" shall mean any and all approvals, authorizations or other actions of DOT, FAA or any other applicable federal, state, local or foreign governmental authority, if any, necessary to consummate the transactions contemplated by this Agreement.

            (aa)  "Guarantor" shall mean Icon International Holdings, Inc.

            (bb) "Icon" shall have the meaning set forth in the preamble of this Agreement.

            (cc) "Insurance Policies" shall mean all policies of insurance of every kind and nature maintained by Falcon or any of the Subsidiaries with respect to the Assets, Business, property and/or personnel.

            (dd)  "IRS" shall mean the U.S. Internal Revenue Service.

            (ee) "Lease" shall mean that certain real property lease for 9000 N.W. 15th Street, Miami, FL 33172, also known as Units #9 and #10, of Lakes Edge Commercial Condominium between Lakes Edge Commercial Properties, LLC and Falcon Air Express, Inc. dated December 23, 2004, inclusive of the Purchase Option as defined therein.

            (ff) "Liquidating Trust" shall mean the Falcon Liquidating Trust created by virtue of the Falcon Liquidating Trust Agreement under which the Trustee shall serve as Liquidating Trustee, all of which is provided for in the Plan and the Confirmation Order.

            (gg) "Person" shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, government authority or other entity.

            (hh) "Pink Sheets" shall mean the centralized quotation service that collects and publishes market maker quotes for over-the-counter securities in real time.

            (ii) "Plan" shall mean Trustee's Chapter 11 Plan of Reorganization to be filed by the Trustee and which will incorporate the terms of this Agreement and as such Plan may be

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further altered amended, supplemented or modified from time to time, prepared and distributed in accordance of the Bankruptcy Code.

            (jj) "Reorganized Falcon" shall mean the entity which shall emerge after the Confirmation of the Plan.

            (kk) "Subsidiaries" or "Subsidiary" shall mean (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned by Falcon directly or indirectly through Subsidiaries and (ii) any partnership, limited partnership, limited liability company, associates, joint venture or other entity in which Falcon directly or indirectly through Subsidiaries has more than a 50% equity interest. Attached hereto as Schedule 2 and made a part hereof is a list of Subsidiaries prepared to the best of the Trustee's actual knowledge.

            (ll) "TIP Loan" shall mean trustee-in-possession financing in an amount up to $250,000 as provided by Icon to Falcon as set forth in Section 8 of this Agreement.

      Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as expressly stated or shown, the words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, or clause contained in this Agreement. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included.

      3.    ISSUANCE OF FALCON SHARES.

            (a) On the Closing Date, the Trustee shall cause the issuance of the Falcon Shares to Icon in accordance with and subject to the conditions set forth in the Plan. The Trustee shall evidence such transaction by delivering to Icon one or more stock certificates representing the Falcon Shares.

            (b) The issuance of the Falcon Shares to Icon pursuant to this Agreement will result in Icon controlling 100% of the outstanding shares of the Reorganized Falcon. Moreover, the Confirmation Order shall provide for the (i) cancellation of all of Falcon's issued and outstanding shares and (ii) issuance of 100% of the shares of Reorganized Falcon to Icon. Icon acknowledges THAT, except as provided herein, the Falcon Shares are being sold on an "as is, where is" basis, except as otherwise stated herein. The Trustee shall not be deemed to have made any representations or warranties regarding the Falcon Shares, the Business, Assets or financial condition of Falcon or any other matter other than as specifically set forth herein, and any claims to the contrary shall be null and void.

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      4.    EXCLUDED ASSETS. Prior to or contemporaneously with the issuance of the Falcon Shares to Icon, the following assets (collectively, the "Excluded Assets") shall be transferred, conveyed and assigned to the Liquidating Trust and shall not constitute part of the Assets:

            (a) All claims relating to engines which are the property of Falcon and in the possession of a third party including, without limitation, the Pratt & Whitney aircraft engines, and all engine records, logs, manuals and technical records and all related parts or equipment designated for use in or associated with such engines, currently being held by Hamilton Aerospace Technologies, Inc. Notwithstanding the foregoing, that certain aircraft engine in the possession, custody and control of Falcon identified by serial number 700664 and all parts and equipment in the possession, custody and control of Falcon shall not be an Excluded Asset.

            (b) cash and cash equivalents, including petty cash accounts or cash on hand or in bank accounts, certificates of deposit, surety bonds, commercial paper and other similar securities related to the Business;

            (c) all accounts and notes receivable as well as other claims for money or other obligations due (or which hereafter will become due) to Falcon arising out of the Business;

            (d)   all of the outstanding capital stock of the Subsidiaries;

            (e) all avoidance claims and actions of Falcon, including, without limitation, any such claims and actions arising under Sections 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code;

            (f) all third party claims, causes of action and insurance proceeds with respect to or arising in connection with the Business including, without limitation, causes of action against directors and officers; and

            (g)   all consideration paid under this Agreement.

      5. ASSUMPTION OF CONTRACTS; LIABILITIES. On or before ten (10) days prior to the first scheduled hearing to consider confirmation of the Plan, Icon shall designate in writing to the Trustee those Contracts (other than the Lease) which Icon desires to have assumed by Falcon (each a "Designation"). Attached hereto as Schedule 1 and made a part hereof is a list of Contracts prepared to the best of the Trustee's actual knowledge, along with the estimated cure amount prepared in reliance upon Falcon's books and records. The Trustee shall promptly after receiving the Designation, file a motion pursuant to Section 365 of the Bankruptcy Code seeking the assumption of the Contracts identified in the Designation as of the Closing. In the event that any Contract designated by Icon is not assumable on the terms and conditions acceptable to Icon, then, at Icon's sole option, such Contract shall not be assumed. This Agreement remains valid and enforceable notwithstanding Icon's ability to assume any of the Contracts. The Plan shall provide for the rejection of all Contracts not identified in the Designation. All cure and any other monetary default payments amounts owing under the Contracts as of the Closing Date, which the Bankruptcy Court may order as a condition to the assumption of the Contracts, shall be satisfied by Icon without credit against or reduction of Consideration for any cure amounts assumed or

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paid. Icon shall not assume any liabilities, claims, obligations or commitments of Falcon or any of the Subsidiaries, except as expressly set forth herein or under the Plan.

      6. ASSUMPTION OF REAL PROPERTY LEASE WITH PURCHASE OPTION. Effective as of the Closing, the Trustee shall assume and the Bankruptcy Court shall enter an order authorizing the assumption of the Lease which order shall confirm that the "Purchase Option" (as defined in the Lease) remains in full force and effect and direct Lakes Edge Commercial Properties, LLC, as landlord, to issue an estoppel letter confirming any and all amounts necessary to cure defaults pursuant to Section 365 of the Bankruptcy Code through the Closing Date at least two (2) business days prior to the Closing (the "Lease Assumption Order"). The Trustee will use his best efforts (but not as a condition to Closing) to negotiate an extension of the Purchase Option which is acceptable to Icon and approved by the Bankruptcy Court as a modification to the Lease under the Lease Assumption Order. Icon shall comply with the Lease Assumption Order, including prompt payment of all cure amounts required there under. Icon is not entitled to a credit against or reduction of the Consideration for any cure amounts assumed or paid.

      7. DEPOSIT. Concurrently with the mutual execution and delivery of this Agreement, Icon is depositing $250,000 of the Deposit in cleared funds in a trust account maintained by Rice Pugatch Robinson & Schiller, P.A. ("RPR&S"). Icon shall deposit an additional $250,000 (representing the balance of the Deposit) in cleared funds in a trust account maintained by RPR&S within two (2) business days after the Trustee provides Icon with written evidence of a settlement of the IRS' secured and unsecured priority claim against Falcon. The disposition of the Deposit shall be governed by Section 20 of this Agreement. At the Closing, the Deposit shall be credited toward payment of the Consideration. If the Deposit becomes non-refundable as provided herein, upon a termination of this Agreement, Falcon shall be entitled to retain the Deposit.

      8.    POST-PETITION FINANCING TO BE PROVIDED BY ICON.

            (a) The parties recognize and acknowledge that in order to preserve the value of the Business for purposes of confirmation of the Plan, it shall be necessary to maintain the Business operations and the Part 121 Certificate current and in full force and effect. It is further acknowledged by the parties that every effort will be made to utilize the current cash flow of Falcon in order to accomplish this objective.

            (b) Concurrently with the mutual execution and delivery of this Agreement, Icon shall deposit $250,000 in cleared funds in a trust account maintained by RPR&S (the "TIP Escrow"). In the event the Trustee determines that the cash flow of Falcon is insufficient to maintain the Business operations and the Part 121 Certificate current and in full force and effect, then the Trustee, in his sole and absolute discretion, may instruct RPR&S to immediately disburse funds to Falcon from the TIP Escrow, so long as the TIP Loan and each draw down there under is approved by the Bankruptcy Court pursuant to Sections 364(c) and (d)(1) of the Bankruptcy Code (which approval Icon shall not oppose). The repayment obligations of Falcon under the TIP Loan shall (i) be secured by a blanket lien on all of the Assets, subordinate in priority only to the security interest of Jet Global, Inc., if any, (ii) have priority over any or all

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administrative expenses of the kind specified in section 503(b) or 507(b) of the
Bankruptcy Code, also subordinate in priority to the security interest of Jet Global, Inc., if any and (iii) shall be evidenced by a Promissory Note and Loan and Security Agreement consistent with this Agreement and reasonably acceptable to the Trustee and Icon. Notwithstanding the foregoing, the Trustee is not granting Icon a security interest in any litigation claims against third parties including, without limitation, claims of Falcon arising under Sections 547, 548, 549, 550 and 553 of the Bankruptcy Code. Icon shall be entitled to a credit at Closing for any amounts advanced under the TIP Loan.

            (c) It is further acknowledged that prior to drawing on the TIP Loan, the Trustee shall cooperate with Icon in attempting to satisfy the cash flow needs of Falcon through the lease of additional aircraft which Icon agrees to facilitate on a cost basis to Icon. The receipts collected by Falcon from the lease of additional aircraft shall be distributed in the following priority:
First, to satisfy all of Falcon's indirect and direct operating expenses associated with the additional lease including the actual underlying lease payment; Second, to reimburse Icon for its actual and incurred lease expenses (not including the posting of any deposit, overhead or financing expenses); and Third, all remaining receipts will be retained by Falcon for the continued operation of Falcon pending confirmation of the Plan. The Trustee's cooperation shall be subject to the exercise of his business judgment and subject to Bankruptcy Court approval. In the event that any aircraft are leased by Icon in accordance with this subsection (c), Falcon shall collaterally assign to Icon any and all of Falcon's right, title and interest in and to any charter agreements underlying the sublease of such aircraft by Icon to Falcon.

            (d) It is further acknowledged and agreed that the Trustee shall cooperate with Icon to sell by consignment or other available means prior to the Closing all aircraft equipment and parts in the possession, custody and control of Falcon. Any proceeds received by Falcon from the sale of such equipment and parts shall be credited to Icon at Closing and deducted from the Consideration to be paid by Icon at Closing in accordance with Section 9 herein. Any of such equipment and parts not sold prior to Closing shall thereafter become the property of Icon.

      9. CONSIDERATION. Upon the terms and subject to the conditions of this Agreement, the parties agree that the aggregate Consideration for the Falcon Shares shall be not less than $4,200,000 and shall be payable as follows:

            (a) $3,000,000 in U.S. funds by wire transfer of immediately available funds or cash equivalent at the Closing, less any amounts paid by or credited to Icon on behalf of Falcon prior to the Closing Date; and

            (b) Issuance of shares of common stock of Icon, $.001 par value per share, having an aggregate market value of $1,200,000. The number of shares to be issued shall be determined by calculating the average closing per share price of Icon's common stock as quoted on the Pink Sheets for the five (5) trading days immediately preceding the Closing Date (the "Plan Shares"). The Plan Shares shall be issued to the Liquidation Trust for the benefit of the

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Falcon Creditors pursuant to the Plan and in exchange for claims against and interests in Falcon within the meaning of Section 1145 of the Bankruptcy Code. The share certificates representing the Plan Shares shall not bear a restrictive legend restricting transferability under the Securities Act of 1933, as amended (the "Securities Act"). Such Plan Shares shall be issued pursuant to the Plan and shall be exempt from registration under the Securities Act provided under
Section 1145 of the Bankruptcy Code to the extent provided by the Confirmation Order. Notwithstanding the foregoing, in no event shall gross proceeds received by the Liquidating Trustee from the sale of the Plan Shares, before deductions of any type whatsoever, including but not limited to, service charges, bank charges, brokerage fees and commissions and transfer agent fees, exceed $3,600,000 in the aggregate which amount shall include any Shortfall payments made by Icon in accordance with Paragraph 10(b) (the "Maximum Proceeds"). In the event that the Maximum Proceeds is exceeded, the Liquidating Trustee shall return to Icon any and all sums that exceed the Maximum Proceeds together with any unsold Plan Shares within 10 business days of the receipt of Maximum Proceeds in the brokerage account of the Liquidating Trustee for the benefit of the Falcon Creditors.

      10.   LEAK-OUT AGREEMENT; GUARANTY.

            (a) The resale of the Plan Shares by or on behalf of the Falcon Creditors shall be subject to the terms and conditions of a leak-out agreement among the relevant parties to ensure that at all times during the term of the Leak-Out Agreement the Plan Shares are sold in a manner consistent with maintaining a fair and orderly market for Icon's securities in the public market (the "Leak-Out Agreement"). The Leak-Out Agreement shall, among other things, limit the resale of the Plan Shares to no more than one-twelfth (1/12) of the Plan Shares per month (the "Monthly Allotment") commencing in the first month following the Closing Date and ending on the earlier to occur of
(i) the last business day of the twelfth month following the Closing Date, or
(ii) such time as all Plan Shares have been sold.

            (b) The Guarantor hereby guarantees that the Liquidating Trustee shall realize gross proceeds of at least $100,000 per month, before deductions of any type whatsoever, including but not limited to, service charges, bank charges, brokerage fees and commissions and transfer agent fees, during the term of the Leak-Out Agreement from the sale of the Monthly Allotment of Plan Shares (the "Gross Proceeds"). The Guarantor shall, be responsible for the prompt payment of any shortfall amount (the "Shortfall") resulting solely from either of the following (or a combination thereof): (i) the Gross Proceeds for any month during the term of the Leak-Out Agreement from the sale of the Monthly Allotment for such month is less than $100,000; or (ii) the Liquidating Trustee, due to market conditions affecting the salability of the Monthly Allotment, is unable, after making all reasonable good faith efforts, to sell the entire Monthly Allotment for any month during the term of the Leak-Out Agreement, but in no event shall the Guarantor be responsible for the payment of a Shortfall that is the result of a voluntary decision of the Liquidating Trustee to otherwise not sell all or any part of the Monthly Allotment of Plan Shares during any one or more months during the term of the Leak-Out Agreement. Subject to the foregoing, the Shortfall amount(s), if any, shall be aggregated for the quarterly period and paid on a quarterly basis in accordance with this subsection (b). Within five (5) business days following the end of each quarter during the term of the Leak-Out Agreement, the

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Liquidating Trustee shall provide a written notice to Icon (the "Shortfall
Notice") notifying Icon of any Shortfall for the subject month. The Shortfall Notice shall contain an accounting of the Gross Proceeds received from the sale of the Monthly Allotment and the amount, if any, of Plan Shares from the Monthly Allotment which were not sold. Upon receipt of the Shortfall Notice, the Guarantor shall promptly pay (but in no event more than five (5) business days following receipt of the Shortfall Notice) to the Liquidating Trustee an amount in cash equal to the Shortfall amount provided in the Shortfall Notice. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Liquidating Trustee voluntarily decides not sell all or any part of the Monthly Allotment of Plan Shares during any one or more months during the term of the Leak-Out Agreement, the guarantee of $1,200,000 set forth in Paragraph 9(b) herein shall be reduced by $100,000 (or such lesser amount as could have been realized in such month but for the decision of the Liquidating Trustee not to sell all of the Monthly Allotment) for such month or months and shall not be included in any Shortfall Notice for the quarter in which same occurs. In addition, the Guarantor hereby guarantees the prompt payment of any and all necessary and required expenses (including reasonable attorneys' fees and costs of collection) incurred in connection with the enforcement of this guaranty.

            (c) As collateral security for the payment of the Shortfall, and as a condition to Closing, Icon shall deliver a stock pledge (containing customary terms and conditions) of the Falcon Shares to the Liquidating Trustee.

      11. PRORATIONS. All obligations due in respect of periods prior to Closing shall be paid in full or otherwise satisfied by Falcon pursuant to the terms of the Plan and all obligations due in respect of periods after Closing shall be paid in full or otherwise satisfied by Icon. Taxes, customer deposits, prepayments, employee accruals (which shall not include wages or taxes related thereto, but does include accrued and unpaid vacation, sick leave and other employee benefits); utilities, insurance premiums and similar items identified on Schedule 3 attached hereto and made a part hereof will be prorated at Closing.

      12.   THE CLOSING.

            (a) Closing Date. The Closing of the issuance of the Falcon Shares shall be held on the Closing Date.

            (b) Deliveries of Falcon. At the Closing, the Trustee shall deliver to Icon: (i) a certified copy of the Confirmation Order; (ii) certificates representing all of the Falcon Shares; (iii) all of Falcon's corporate minute books; (iv) such other documents as may be reasonably requested by Icon or its counsel in order to consummate the transactions contemplated by this Agreement; and (v) a status enforcement letter from the FAA with an effective date on or about January 15, 2007 substantially in the form attached hereto as Exhibit "A".

            (c)   Deliveries of Icon. At the Closing, Icon shall deliver to the
Trustee: (i) evidence of payment of the Consideration in accordance with Section 9, above, including the stock certificates evidencing the Plan Shares; (ii) a notarized copy of corporate resolution (in form satisfactory to the Trustee) reflecting that Icon has full power and authority to enter into this Agreement and all agreements executed in connection herewith; (iii) instruments of

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assignment and assumption of the Contracts relating to the Business expressly assumed by Icon; and (iv) such other certificates and documents as may be reasonably requested by the Trustee, the Committee or Falcon or their respective counsel in order to consummate the transactions contemplated by this Agreement.

            (d) Additional Acts. At or subsequent to the Closing, the parties shall execute and deliver any other instruments and take any actions, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

      13. SALES, USE AND OTHER TAXES. Pursuant to Section 1146(c) of the Bankruptcy Code, the sale of the Falcon Shares shall be deemed a sale pursuant to a plan of reorganization to be confirmed under Section 1129 of the Bankruptcy Code, and therefore shall be exempt from any transfer, stamp or similar tax in all necessary jurisdictions arising as a result of or in connection with the sale and transfer of the Falcon Shares. In the event that the sale is not deemed to be a sale pursuant to a plan of reorganization to be confirmed under Section 1129 of the Bankruptcy Code, any sales, purchases, transfer, stamp, documentary stamp, use or similar taxes which may be payable by reason of the sale of the Assets under this Agreement or the transactions contemplated herein shall be borne and timely paid by the Trustee.

      14. ACCESS TO BOOKS AND RECORDS. Following the Closing, upon reasonable advance notice, Icon shall afford the Liquidating Trustee, his counsel and accountants, during normal business hours, upon prior written notice, reasonable access to the books, records and other data of Falcon or relating to the Business with respect to periods solely prior to the Closing and the right to make copies and extracts there from, to the extent that such access may be reasonably required by the Trustee (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party, (b) in connection with any tax return, audit, examination, proceeding or determination, (c) to facilitate a claim against any policies of insurance covering the Business, and (d) for any other reasonable purpose necessary for the Liquidating Trustee to discharge his fiduciary duties. All investigations by or on behalf of the Liquidating Trustee shall be conducted in such manner as to not unreasonably interfere with the business operations of Icon and at the Liquidating Trustee's sole expense.

      15. REPRESENTATIONS AND WARRANTIES OF FALCON AND THE TRUSTEE. Subject to and except as disclosed by Falcon and the Trustee in Schedule 4 attached hereto and made a part hereof, the Trustee represents and warrants to Icon as of the date hereof and as of the Closing Date that:

            (a) Title to Property. To the best of the Trustee's knowledge, Falcon has good and marketable title to the Assets subject only to the liens described in the Plan or is a matter of public record. At the Closing, (i) Icon will acquire the Falcon Shares free and clear of any liens, claims or encumbrances pursuant to Section 1141 of the Bankruptcy Code and (ii) Reorganized Falcon will own the Assets (with the exception of the Excluded Assets) free and clear of any liens, claims or encumbrances.

            (b) No Conflicts or Violations. The execution, delivery and performance of this Agreement will not with or without the giving of notice, lapse of time or both, or otherwise result in any such violation or be in conflict with or constitute a default under any such provision, law, rule or regulation.

            (c) Governmental Consents. All Governmental Actions on the part of Falcon required for the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of the Closing. The Trustee will cooperate with Icon to ensure that Falcon's Part 121 certificate and DOT certificate of public convenience and necessity remain current, active and in good standing, and that they will remain so as of the Closing.

            (d) Government Regulations; Registration. Falcon owns or possesses all registrations, certificates, licenses and memberships, as the case may be, necessary for the lawful conduct of the Business as presently conducted, except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Business. All of such registrations, certificates, licenses and memberships, as the case may be, are in full force and effect, and there are no proceedings, hearings or other actions pending or, to the best knowledge of Falcon and the Trustee, threatened that may affect the validity or continuity of any of them; except that the Trustee makes no representation with respect to its current eligibility to operate charter flights on behalf of the Air Mobility Command. No approval of any trade or professional association or governmental agency, regulatory authority or self-regulatory authority is required for any of the transactions contemplated by this Agreement, and the completion of the transactions contemplated by this Agreement will not in and of themselves, affect or jeopardize the validity or continuation of any of them. The Trustee makes no representation, however, as to any finding that the DOT or FAA may make as to Falcon's U.S. citizenship or fitness to operate under Icon's ownership or management. Falcon on the Closing Date will be operating in compliance in all material respects with the laws, rules and regulations of all governmental, regulatory and self-regulatory authorities having jurisdiction over Falcon, its Business and operations, except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Business.

            (e) Insurance. Except as set forth in Schedule 4 attached hereto and made a part hereof, Falcon has fire and casualty Insurance Policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its Assets that might be damaged or destroyed and currently complies in all material respects with any and all insurance coverage provisions of such Insurance Policies.

            (f) Regulatory Matters. The Trustee is not aware of any pending or threatened investigations by any regulatory authorities which would have a materially adverse affect on the Business.

            (g) No Material Misrepresentations or Omissions. No representation, warranty or covenant made by the Trustee in this Agreement or in any written statement or certificate furnished or to be furnished to Icon pursuant to this Agreement or in connection with the transactions contemplated in this Agreement contains or will intentionally contain any untrue statement of a material fact or intentionally omit or will intentionally omit to state a material fact necessary to make the statements made herein or therein not misleading.

            (h) "AS IS" Transaction. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER FALCON NOR THE TRUSTEE MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE FALCON SHARES OR THE BUSINESS, INCLUDING INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE BUSINESS. ICON FURTHER ACKNOWLEDGES THAT IT HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF ALL MATTERS RELATING TO OR AFFECTING THE BUSINESS AS ICON DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE FALCON SHARES, ICON IS DOING SO BASED SOLELY UPON THE REPRESENTATIONS AND WARRANTIES OF FALCON AND TRUSTEE EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE INDEPENDENT INVESTIGATIONS. ACCORDINGLY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF FALCON AND THE TRUSTEE EXPRESSLY PROVIDED IN THIS AGREEMENT, ICON WILL ACCEPT THE FALCON SHARES (AND THE ASSOCIATED ASSETS OF THE BUSINESS) AT THE CLOSING "AS IS," "WHERE IS," AND "WITH ALL FAULTS."

      16. REPRESENTATIONS AND WARRANTIES OF ICON. Icon represents and warrants to Falcon and the Trustee as of the date hereof and as of the Closing Date that:

            (a) Authorization. This Agreement when executed and delivered shall constitute a valid and legally binding obligation of Icon, enforceable in accordance with its terms. The execution of this Agreement by Icon and the performance of its obligations hereunder will not with or without the giving of notice, lapse of time or both or otherwise violate or breach any law, rule, regulation, order or decree of any court or governmental, regulatory or self-regulatory authority by which Icon is bound, or otherwise violate, result in a breach of or constitute a default under any agreement, contract or commitment to which Icon is a party or otherwise bound or subject, and has been authorized by all appropriate and necessary action.

            (b) Capitalization. On the date hereof, the authorized capital of Icon consists of 300,000,000 shares of common stock, par value $0.001 per share, of which 33,804,028 shares are issued and outstanding as of the date hereof and 25,000,000 shares of "blank check" preferred stock $.001 par value per share of which no shares are issued and outstanding as of the date hereof.

            (c) Valid Issuance of Shares. The Initial Plan Shares and the Additional Plan Shares, if any, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Leak-Out Agreement, and will not subject the holder thereof to personal liability by reason of being such a holder. In addition, such Initial Plan Shares and the Additional Plan Shares are being acquired from Icon pursuant to the Plan in a transaction which may be exempt from the registration requirements of the Securities Act as provided by Section 1145 of the Bankruptcy Code. Icon is not an "underwriter" as such term is defined in the Securities Act.

            (d) Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Icon that questions the validity of this Agreement, or the right of Icon to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of Icon, financially or otherwise, or any material change in the current equity ownership of Icon, except as otherwise provided herein. Icon is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

            (e) Financial Capability. Icon has the financial resources and capability to consummate the transactions contemplated hereby including the ability to deliver the cash portion of the Consideration as set forth herein and Icon can satisfy the financial fitness requirements imposed by the DOT.

            (f) Compliance With Legal Requirements. Icon has not violated in any material respect, and is not currently in material default under, any legal requirement applicable to Icon or any of their respective assets or properties, where such violation could reasonably be expected to have material adverse effect on the business or financial condition of Icon.

            (g) Regulatory Matters. Icon is not currently and has not to its knowledge previously been the subject of an investigation by any regulatory authority for violations of securities laws or industry rules, and has not had any registration or license suspended, nor has it been fined by the National Association of Securities Dealers, the SEC, any state, or any other applicable regulatory authority for violation of securities laws.

            (h) No Material Misrepresentations or Omissions. No representation, warranty or covenant made by Icon in this Agreement or in any written statement or certificate furnished or to be furnished to the Trustee pursuant to this Agreement or in connection with the transactions contemplated in this Agreement contains or will intentionally contain any untrue statement of a material fact or intentionally omit or will intentionally omit to state a material fact necessary to make the statements made herein or therein not misleading.

      17. CONDITIONS PRECEDENT TO EACH OF THE PARTY'S OBLIGATIONS. The obligations of each of the parties to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as the parties may waive in writing:

            (a) Confirmation of Plan. The Bankruptcy Court shall have issued a Confirmation Order, which is not subject to any stay or injunction. The Confirmation Order shall incorporate the terms hereof, including but not limited to, a negotiated compromise of the amounts due and owing to the IRS and DOJ for acceptance of Plan treatment within the parameters of the funds generated by this Agreement and as agreed to by the Committee.

            (b) No Order. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby or by the Plan shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date. No law or order shall have been promulgated, enacted, entered or enforced by any governmental authority restraining, preventing or prohibiting the transactions contemplated hereby.

            (c) Execution and Delivery of Documents. All documents and agreements required to be executed or delivered under the Plan on or prior to the Closing Date shall have been executed and delivered by the parties thereto.

            (d) No Extensions. No extensions or continuances of any time limitations, due dates, deadlines or hearings affecting the Plan, this Agreement or the transactions contemplated hereby shall have been granted or given without the consent of the parties.

      18. CONDITIONS TO ICON'S OBLIGATIONS. The obligations of Icon to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Icon may waive in writing:

            (a) Representations, Warranties and Covenants True on the Closing Date. The representations, warranties and covenants of each of Falcon and the Trustee contained in this Agreement shall be true in all material respects as of the date hereof and on the Closing with the same force and effect as if they had been made at the Closing.

            (b) Performance. The Trustee shall have performed in all material respects the covenants, required to be performed or complied with by him on or before the Closing.

            (c) Qualifications. All Governmental Action, if any, that are required in connection with the lawful sale and transfer of the Falcon Shares pursuant to this Agreement and the transactions contemplated hereby shall have been duly obtained and shall be effective on and as of the Closing.

            (d) Compliance Certificate. There shall have been delivered to Icon a certificate, dated as of the Closing signed by the Trustee certifying that the conditions specified in this Section 18 have been fulfilled.

            (e) Delivery of Falcon Shares. Icon shall have received from the Trustee the Falcon Shares required to be delivered pursuant hereto.

            (f) Part 121 Certificate. Falcon shall have, to the best of its ability, preserved and maintained the Part 121 Certificate issued by the FAA.

            (g) The Lease remains in good standing and is effective, subject only to Icon's obligation to cure any defaults.

      19. CONDITIONS PRECEDENT TO FALCON AND THE TRUSTEE'S OBLIGATIONS. The obligations of Falcon and the Trustee to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Falcon or the Trustee, as the case may be, may waive in writing:

            (a) Representations, Warranties and Covenants True on the Closing Date. The representations and warranties of Icon contained in this Agreement shall be true in all material respects as of the date hereof and on the Closing Date with the same force and effect as if they had been made at the Closing.

            (b) Performance. Icon shall have performed in all material respects the covenants of Icon required to be performed or complied with by Icon prior to and on the Closing Date.

            (c) Compliance Certificate. There shall have been delivered to Falcon and the Trustee a certificate, dated as of the Closing signed by the authorized representative of Icon certifying that the conditions specified in this Section 19 have been fulfilled.

            (d) Qualifications. All Governmental Action, if any, that are required in connection with the lawful sale and transfer of the Falcon Shares pursuant to this Agreement and the transactions contemplated hereby shall have been duly obtained and shall be effective on and as of the Closing.

            (e) Payment of Purchase Price. Falcon and the Trustee shall have received from Icon the consideration required to be delivered pursuant hereto.

            (f) Proceedings and Documents. The Trustee shall have received such other documents, instruments and certificates as the Trustee or his counsel shall reasonably request.

      20. TERMINATION. This Agreement may be terminated by written notice given by the terminating party to the non-terminating party as follows:

            (a) By the Trustee and/or Icon if the Confirmation Order is not entered by the Court on or before March 20, 2007, unless extended upon the mutual written consent of all parties hereto.

            (b) By the Trustee and/or Icon if there is not a Closing on or before April 2, 2007, unless extended upon the mutual written consent of all parties hereto.

            (c) Immediately upon the mutual written consent of all parties hereto;

            (d) By Icon, if the Trustee or the Committee is no longer supporting the Plan based upon this Agreement pursuant to Section 21(a) of this Agreement;

            (e) By Icon in the event that prior to Closing, the Trustee is found by the Bankruptcy Court to have materially breached any of their respective representations, warranties and/or covenants herein.

            (f) By the Trustee in the event that prior to Closing, Icon is found by the Bankruptcy Court to have materially breached any of the respective representations, warranties and/or covenants herein.

            (g) By the Trustee and/or Icon, in the event that prior to Closing, the Plan to be funded through this Agreement is ultimately determined not to be the plan to be confirmed by the Bankruptcy Court or, by Icon, in the event that the Trustee or Committee support a competing Plan.

            In the event that this Agreement is terminated by the Trustee for the reason set forth in (i) subsection (a), above, provided that the failure to obtain such confirmation of the Plan arises by reason of Icon's default of its obligations hereunder; (ii) subsection (b) provided that the failure to close by such date arises by reason of Icon's default of its obligations hereunder; or
(iii) subsection (f), above, then Icon shall forfeit the Deposit, together with all interest thereon. The forfeiture of the Deposit shall not otherwise waive or impair Icon's entitlement to (x) recover any amounts advanced by Icon to the Trustee as Post-Petition Financing pursuant to Section 8 of this Agreement, and
(y) all aircraft subleased to Falcon pursuant to Section 8 of this Agreement together with any underlying charter agreements related thereto. In the event that this Agreement is terminated for a reason other than the reasons specified in (i) or (ii) above, Icon shall be entitled to a return of its Deposit and the balance of funds in the TIP Escrow and RPRS, as Escrow Deposit, and the Trustee shall be required to turn over such funds, within five business days from the date of written termination. Such termination similarly shall not otherwise waive or impair Icon's entitlement to recover any amounts advanced by Icon to the Trustee as Post Petition Financing pursuant to Section 8 of this Agreement and all aircraft subleased to Falcon pursuant to Section 8 of this Agreement together with any underlying charter agreements related thereto. In the event of any termination under this Agreement, all sublease payments or payments of a similar nature for such leased aircraft shall also terminate and the Trustee shall be relieved of any further liability arising from or in connection with such leased aircraft. Upon termination, this Agreement shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective Affiliates, directors, officers or shareholders except, in the case of termination because of a material default or material breach resulting from the willful fault of another party, the non-defaulting party or parties may recover from the defaulting party the amount of expenses incurred by such non-defaulting party or parties in connection with this Agreement and the transactions contemplated hereby which the non-defaulting party or parties would otherwise have to bear, subject to Bankruptcy Court approval. If this Agreement shall be terminated, each party will (i) redeliver all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and (ii) destroy all documents, work papers and other materials developed by its accountants, agents and employees in connection with the transactions contemplated hereby which embody proprietary information or trade secrets furnished by any party hereto or deliver such documents, work papers and other materials to the party furnishing the same or excise such information or secrets there from and all information received by any party hereto with respect to the business of any other party or any of its subsidiaries (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for personal advantage or disclosed by such party to any third Person to the detriment of the party furnishing such information or any of its subsidiaries.

      21. AGREEMENT TO SUPPORT PLAN; COMPETING PLANS OR SALE OF ASSETS PURSUANT TO 11 U.S.C. {section}363.

            (a) Support for Plan. The Trustee and the Committee agree to pledge and provide their full support for all matters necessary to the confirmation of the Plan based upon this Agreement; provided, however, that the Trustee and the Committee may support the confirmation of an alternative plan if a good faith determination is made by either the Committee or the Trustee that it would be necessary in order to fulfill their respective fiduciary obligations under the applicable laws to do so. As provided in paragraph 20 above, in the event the Trustee and Committee support an alternative Plan or fail to provide their full support for the Icon Plan, Icon shall have the option to terminate this Agreement.

            (b) Competing Plans. Notwithstanding the above, the parties recognize that a competing plan may be filed in this Chapter 11 Case which could be entitled to be considered for confirmation. In the event such a competing plan is filed and the Bankruptcy Court is required to make the determination as to whether the Plan to be funded through the Agreement or any competing plan is the plan to be confirmed by the Bankruptcy Court, Icon shall have every opportunity to cause the Plan to be funded by this Agreement to be modified in such a way as to meet the requirements necessary to be considered the highest and best offer by the Bankruptcy Court.

            (c) Reimbursement of Expenses. In the event that the Plan to be funded through this Agreement is ultimately determined not to be the plan to be confirmed by the Bankruptcy Court, the parties recognize that any higher or better offer through a competing plan or otherwise which is approved by the Bankruptcy Court has been facilitated by this Agreement and the participation of Icon in the confirmation process as a result thereof. Icon in such case shall be entitled to reimbursement of its reasonable out-of-pocket expenses, which such expenses shall include but are not limited to attorneys' fees, accounting fees and direct expenses which have been incurred by Icon in pursuing confirmation of the Plan to be funded by this Agreement, and Icon shall be entitled to reimbursement of all such expenses as an administrative expense of Falcon (the "Reimbursement of Expenses"). The Trustee will use best efforts to obtain the separate approval of the Reimbursement of Expenses provided herein at or before the hearing to consider the approval of the Disclosure Statement, but the actual reimbursement of such fees and expenses shall be subject to the approval of the Bankruptcy Court with respect to amount and reasonableness and upon the occurrence of the conditions set forth herein

      22.   TRANSFER OF BUSINESS RELATIONSHIPS WITH GOVERNMENT OR
REGULATORY AUTHORITIES. Pursuant to the Plan and by operation of law, all Business Relationships with Government or Regulatory Authorities shall transfer to the Reorganized Falcon upon entry of the Confirmation Order.

      23. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. Only the representations and warranties of contained in Section 16 b, c, d, f, h and j this Agreement shall survive the Closing except.

      24. EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto will pay, and as otherwise provided herein, its respective expenses, income and other taxes, and costs (including without limitation, the fees, disbursements and expenses of attorneys, accountants and consultants) incurred by it in negotiating, preparing, closing and carrying out this Agreement and the transactions contemplated by this Agreement, subject to the requirements of Section 21(c) of this Agreement.

      25. EMPLOYEE MATTERS. At all times prior to the Closing Date, the Trustee shall, in his sole and absolute discretion, retain control over all matters concerning Falcon's employees, including retention issues.

      26. NOTICES. Any notices, requests, demands and other communications required or permitted to be given hereunder must be in writing and, except as otherwise specified in writing, will be deemed to have been duly given when personally delivered or facsimile transmitted, or three days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested, as follows:

If to the Trustee:  Kenneth A. Welt, Trustee

                               3790 N. 28[th] Terrace
                               Hollywood, FL  33020
                               Attention:  Kenneth A. Welt, Trustee
                               Fax No. (954) 954-929-8200

With a copy to:  Katz Barron Squitero Faust

                               2699 S. Bayshore Dr. - 7[th] Floor
                               Miami, FL  33133
                               Attention:  Frank P. Terzo, Esq.
                               Fax No. (305) 285-9227

If to the Committee:  Meland, Russin & Budwick, P.A.

                               3000 Wachovia Financial Center
                               200 So. Biscayne Blvd.
                               Miami, FL  33131
                               Attention:  Peter Russin, Esq.
                               Fax No. (305) 358-1221

If to Icon:  Icon International Holdings, Inc.

                               19111 Collins Avenue, # 3907
                               Sunny Isles Beach, FL  33160
                               Attention:  Mr. Alan Brooks
                               Fax No. (305) 705-1428

With copies to:  Kain & Valinsky, P.A.

                               750 SE Third Avenue, Suite 100
                               Ft. Lauderdale, FL  33316
                               Attention:  Michelle Kramish Kain, Esq.
                               Fax No. (954) 768-0158

                               Rice Pugatch Robinson & Schiller, P.A.
                               101 NE Third Avenue, Suite 1800
                               Ft. Lauderdale, FL 33301
                               Attention:  Chad Pugatch, Esq.
                               Fax No. (954) 462-4300

or to such other addresses or facsimile numbers as either party hereto may from time to time give notice of (complying as to delivery with the terms of this Section) to the other.

      27.   TAKING OF NECESSARY ACTION; FURTHER ACTION; COOPERATION.

            (a) Each of the parties shall use its respective reasonable best efforts to take all such action as may be necessary or appropriate in order to effectuate the Closing as promptly as possible. If, on or at any time after the Closing Date, any further reasonable action is necessary or desirable to carry out the purposes of this Agreement, the parties shall take all such reasonable, lawful and necessary action.

            (b) The parties, shall generally cooperate with each other and their respective officers, employees, attorneys, accountants and other agents and do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intent and purposes of this Agreement and the consummation of the transaction contemplated herein. In connection with these efforts, each of the parties hereto shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain any third party consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iii) make all filings and give any notice, and thereafter make any other submissions either required or reasonably deemed appropriate by each of the parties, with respect to this Agreement and the transactions contemplated hereby required under any Law, including applicable securities and antitrust Laws.

      28. ENTIRE AGREEMENT. This Agreement and the Plan embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties, oral or written among the parties other than those set forth or provided for in this Agreement. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by each of the parties.

      29. BENEFITS; BINDING EFFECT; ASSIGNMENT. This Agreement is for the benefit of and binding upon the parties hereto, their respective successors and, where applicable, assigns. Neither party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior approval of the other party.

      30. WAIVER. The parties hereto may by written agreement (i) extend the time for or waive or modify the performance of any of the obligations or other acts of the parties hereto or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement. No waiver of any of the provisions of this Agreement will be deemed to constitute or will constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

      31. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person or entity other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

      32. SECTION HEADINGS. The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references herein to Sections, Exhibits and Schedules, unless otherwise indicated, are references to sections of and exhibits and schedules to this Agreement, the Plan or the Disclosure Statement, as applicable.

      33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument.

      34. LITIGATION; JURISDICTION. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney fees, paralegal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. THE PARTIES AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO ENFORCE THE TERMS OF THIS AGREEMENT AND OVER ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THE PLAN.

      35. REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy is cumulative and is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

      36. EQUITABLE REMEDIES. The Trustee acknowledges and agree that Icon will not have an adequate remedy at law in the event of any breach by the Trustee and that, therefore, Icon shall be entitled, in addition to any other remedies which may be available to it, to injunctive and/or other equitable relief to prevent or remedy a breach, with the posting of any bond in connection therewith being hereby waived.

      37. GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE BANKRUPTCY CODE AND THE RULES PROMULGATED THEREUNDER OR OTHER FEDERAL LAWS ARE APPLICABLE, AND SUBJECT TO THE PROVISIONS OF ANY CONTRACT, INSTRUMENT, RELEASE, INDENTURE OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE PLAN, THE CONSTRUCTION, IMPLEMENTATION AND ENFORCEMENT OF THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERENED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES WHICH WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF FLORIDA OR THE UNITED STATES OF AMERICA.

      38. CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context requires otherwise.

      IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                     ICON INTERNATIONAL HOLDINGS, INC.

                                     By: /s/ Alan Brooks
                                         ---------------------------------------

                                     Name: /s/ Alan Brooks
                                           -------------------------------------

                                     Title: President
                                            ------------------------------------

                                     FALCON AIR EXPRESS, INC.

                                     /s/ Kenneth A. Welt
                                     -------------------------------------------
                                     By: Kenneth A. Welt, solely in his capacity
                                     as Chapter 11 Trustee

                                     RICE PUGATCH ROBINSON & SCHILLER, P.A., AS
                                     ESCROW AGENT*

                                     By: /s/ Kenneth Robinson
                                         ---------------------------------------

                                     Name: /s/ Kenneth Robinson
                                           -------------------------------------

                                     Title: Managing Partner
                                            ------------------------------------

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                                     OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                                     OF FALCON AIR EXPRESS, INC.**

                                     By: /s/ Peter Russin
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                                     Name: /s/ Peter Russin
                                           -------------------------------------

                                     Title:
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   *  Solely for purposes of Sections 7 and 8

   ** Solely for purposes of Section 21

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